WHWEL Real Estate Limited Partnership
                             WXI/WWG Realty, L.L.C.
                           W/W Group Holdings, L.L.C.
                           85 Broad Street, 19th Floor
                            New York, New York 10004

                                                              May 28, 1999


Wellsford Commercial Properties Trust
Wellsford Real Properties, Inc.
535 Madison Avenue, 26th Floor
New York, New York 10022

Gentlemen:

         Reference is hereby made to the Limited Liability Company Operating Agreement (the "Agreement") of Wellsford/Whitehall Group, L.L.C. (the "Company"), dated the date hereof, among WHWEL Real Estate Limited Partnership ("WHWEL"), Wellsford Commercial Properties Trust ("WCPT"), WXI/WWG Realty, L.L.C. ("Whitehall XI"), W/W Group Holdings, L.L.C. ("Holding Co.") and the Saracen Members, pursuant to which WHWEL, WCPT, Whitehall XI, Holding Co. and the Saracen Members set forth the terms and conditions by which the Company intends to operate. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Agreement.

         Subject to the provisions regarding restrictions on ownership and transfer, and in addition to any rights set forth in the Agreement, including without limitation the rights set forth in Section 8.3 thereof, in the event WHWEL, Whitehall XI, Holding Co. and/or any of their Affiliates, either individually or together, intend(s) to sell, whether in a registered or private offering or otherwise, in one or more series of related transactions, any combination of shares of common stock, par value $.01 per share, of Wellsford Real Properties, Inc. ("WRP Shares"), or shares of beneficial interest, par value $.01 per share, of WCPT ("WCPT Shares"), having an aggregate proposed purchase price of $10 million or more, WHWEL, Whitehall XI and/or Holding Co., as the case may be, shall provide WRP and WCPT, respectively, (i) with two business days prior written notice of its intention to commence such a sale and
(ii) during such two business day period, the opportunity to offer to purchase from WHWEL, Whitehall XI and/or Holding Co., as the case may be, such WRP Shares and/or WCPT Shares. Notwithstanding the foregoing, WHWEL, Whitehall XI or Holding Co. shall have no obligation to accept any such offer from WRP or WCPT.

         This letter agreement and all rights arising hereunder shall be governed by the internal laws of the State of New York.

         This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly reflects our understanding, please confirm your acceptance by executing the enclosed counterpart of this letter agreement and return it to the undersigned, whereupon it will become a binding agreement between the parties hereto in accordance with its terms.

                                   WHWEL REAL ESTATE LIMITED PARTNERSHIP

                                   By: WHATR Gen-Par, Inc.,
                                        as General Partner


                                   By: /s/ Alan S. Kava
                                      --------------------------------
                                      Name:  Alan S. Kava
                                      Title: Vice President

                                   WXI/WWG REALTY, L.L.C.


                                   By: /s/ Alan S. Kava
                                      --------------------------------
                                      Name:  Alan S. Kava
                                      Title: Vice President

                                   W/W GROUP HOLDINGS, L.L.C.


                                   By: /s/ Alan S. Kava
                                      --------------------------------
                                      Name:  Alan S. Kava
                                      Title: Vice President

Acknowledged and agreed as of the date first above written:

WELLSFORD COMMERCIAL PROPERTIES TRUST


By: /s/ Edward Lowenthal
   ---------------------------------
   Name:  Edward Lowenthal
   Title: President


WELLSFORD REAL PROPERTIES, INC.


By: /s/ Edward Lowenthal
   ---------------------------------
   Name:  Edward Lowenthal
   Title: President


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